Execution Copy

AMENDED AND RESTATED PAYING AND CONVERSION AGENCY AGREEMENT

CHINA ARCHITECTURAL ENGINEERING, INC.

US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

September 29, 2008

Amended and Restated
Paying and Conversion
Agency Agreement

- i -

THIS AMENDED AND RESTATED PAYING AND CONVERSION AGENCY AGREEMENT (this “Agreement”) is made on September 29, 2008

AMONG:

(1)
CHINA ARCHITECTURAL ENGINEERING, INC., a company incorporated under the laws of the State of Delaware whose registered office is at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware (the “Issuer”);

(2)
THE BANK OF NEW YORK MELLON, LONDON BRANCH at its specified office at One Canada Square, London, E14 5AL, United Kingdom as principal paying, conversion and transfer agent (the “Paying Agent”, “Conversion Agent”, “Transfer Agent”, as applicable, and collectively, the “Principal Agent” which expression shall, unless the context otherwise requires, include its successors as such principal paying, conversion and transfer agent, which expression shall, unless the context otherwise requires, include any future agent appointed in accordance with this Agreement);

(3)
THE BANK OF NEW YORK MELLON at its specified office at 101 Barclay Street, New York, NY 10286, United States of America as registrar (the “Registrar”, which expression shall, unless the context otherwise requires, include its successors as such registrar); and

(4)
THE BANK OF NEW YORK MELLON, LONDON BRANCH at its specified office at One Canada Square, London, E14 5AL, United Kingdom, as trustee for the persons for the time being holding the Bonds referred to below (the “Trustee”, which expression shall include its successors as such trustee or any joint trustee).

WHEREAS:

(A)
The Issuer has agreed to issue US$20,000,000 12% Convertible Bonds Due 2011 of the Issuer (the “Bonds”) which will be convertible at the option of the holder thereof into fully paid shares of common stock of par value of US$0.001 each (the “Shares”) that will be listed on the American Stock Exchange (the “AMEX”).

(B)	The Bonds are to be constituted by a trust deed dated April 15, 2008 and made between the Issuer and the Trustee, as restated and amended on September 17, 2008 (the “Trust Deed”).

(C)	The Bonds will be issued in registered form in the denomination of US$1,000 each.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

Terms defined or construed in the terms and conditions of the Bonds (the “Conditions”) or the Trust Deed shall, unless the context otherwise requires, have the same meanings when used herein. In the event of inconsistencies between any term in the Conditions or the Trust Deed and that stated herein, the term in the Conditions or the Trust Deed shall prevail. In addition:

“Agents” means the Principal Agent, the Registrar and the other paying, conversion and transfer agents referred to above;

Amended and Restated
Paying and Conversion
Agency Agreement

“Alternative Clearing System” means a clearing system as shall have been designated by the Issuer and approved by the Trustee;

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which commercial banks and foreign exchange markets are open for business in New York, England and the city in which the specified office of the Principal Agent is located;

“Register” has the meaning set out in Clause 11.1; and

any “successor” to an Agent means a successor to that Agent appointed at its specified office in accordance with the terms of this Agreement.

2.	Appointments

The Issuer appoints the Agents as its agents in respect of the Bonds in accordance with the provisions of the Conditions and this Agreement at their respective offices referred to in this Agreement and the Agents accept such appointments. Subject as provided in Clause 17, references to the Agents are to them acting solely through their respective specified offices. The obligations and duties of the Agents under this Agreement are several and not joint.

3.	Authentication; Transfer of Global Certificate

3.1	The Global Certificate

Immediately before issuance, the Issuer shall deliver to the Registrar a duly executed Global Certificate representing the Bonds. The Registrar (or its agent on its behalf) shall authenticate the Global Certificate upon the written order of the Issuer and arrange for its delivery to a common depositary for Euroclear and Clearstream.

Title to the Bonds evidenced by the Global Certificate may be registered in the name of, and the Global Certificate may be deposited with, such Alternative Clearing System other than Euroclear or Clearstream (or a nominee thereof) as the Issuer may from time to time designate with the prior written approval of the Trustee, and shall bear such legend as may be appropriate.

3.2	Transfers of Interests in the Global Certificate

Any transfer or exchange of an interest in the Bonds evidenced by the Global Certificate shall be effected in accordance with the rules and procedures of Euroclear or Clearstream, or any relevant Alternative Clearing System, as applicable.

3.3	Exchange of Interests in the Global Certificate for Definitive Certificates

(a)
Definitive Certificates in respect of interests in any Bonds will not be issued in exchange for interests in the Bonds evidenced by the Global Certificate except in the circumstances provided in Clause 3.3(b), provided that, in the event that the Issuer designates an Alternative Clearing System and such designation is approved in writing by the Trustee, title to all or some of the Bonds may be transferred to an Alternative Clearing System or its nominee and definitive Certificates may be issued to evidence such transfer.

Amended and Restated
Paying and Conversion
Agency Agreement

(b)
In the event that either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, the Issuer will cause sufficient definitive Certificates to be executed and delivered to the Registrar in sufficient quantities as advised by the Registrar and the Registrar will authenticate the same for despatch to individual Bondholders in accordance with the Conditions, Clause 3.3(c) and Exhibit D hereto.

(c)
Upon one (1) of the events set forth in Clause 3.3(b) occurring, a holder of Bonds represented by the Global Certificate will provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such definitive Certificates.

(d)
Upon receipt of the Certificates referred to in Clause 3.3(b) and the written order referred to in Clause 3.3(c), the Registrar shall arrange for the execution and delivery to or upon the order of the person or persons named in such order of an individual definitive Certificate representing Bonds registered in the name or names requested by such person or persons and the Registrar shall alter the entries in the Register in respect of the Bonds accordingly. Payment will only be made to the person whose name appears on the Register.

3.4	Transfer or Exchange of Definitive Certificates

Subject to the provisions of this Clause 3 and Exhibit D, the holder of Bonds represented by definitive Certificates may transfer or exchange such Bonds. Subject to compliance with such provisions, the relevant Transfer Agent and the Registrar shall register the transfer of Bonds represented by definitive Certificates in accordance with Clauses 10 and 11 below.

3.5	Proxies and Authorisations

Subject to the provisions of this Agreement, the registered holder of Bonds represented by the Global Certificate may grant proxies and otherwise authorise any person, including participants in Euroclear and Clearstream and persons that may hold interests through such participants, to take any action that a holder is entitled to take under this Agreement or the Bonds.

3.6	No Transfer Periods

Notwithstanding anything herein to the contrary, no Bondholder may require the transfer of a Bond during the periods set forth in Condition 4(E).

4.	Payment by the Issuer

4.1	Payment to the Principal Agent

In order to provide for the payment of the principal, premium, interest and/or default interest (if any) in respect of the Bonds as the same shall become due, the Issuer shall, by 12:00 noon (New York time), unconditionally pay or procure to be paid, to the Principal Agent:

Amended and Restated
Paying and Conversion
Agency Agreement

(a)
on maturity or early redemption of any Bonds in an account specified by the Principal Agent for value at least one (1) Business Day prior to the redemption date thereof (or, in the case of the Bonds becoming due and payable pursuant to Condition 12, forthwith upon being required by the Trustee so to make such payment), an amount sufficient (together with any funds then held by the Principal Agent which are available for such purpose) to pay the amount due on redemption of all Bonds so to be redeemed (or the amount due pursuant to Condition 12); and

(b)
for value at least one (1) Business Day before each due date for the payment of interest or any other sums payable in respect of the Bonds in accordance with the Conditions, other than sums referred to in sub-Clause 4.1(a) above, an amount sufficient (together with any funds then held by the Principal Agent which are available for such purpose) to pay the interest or any other sums payable then becoming due on the outstanding Bonds.

Except as set forth in Section 24.18 of the Trust Deed when upon the occurrence of any default the Trustee may require any Paying Agent to pay all money hold by it to the Trustee, all amounts deposited with the Trustee or any Paying Agent for the payment of Bonds to the Bondholders but which have not been so paid due to the subsequent conversion of such Bonds or otherwise shall be immediately returned to the Issuer upon the Issuer’s written request, provided that no interest shall accrue on such amounts and be payable to the Issuer by the Trustee or any Paying Agent.

4.2	Notification of Payment

The Issuer shall procure that on or before 12:00 noon (New York time) on the second Business Day prior to each due date for payment of principal, premium, interest and/or default interest in respect of the Bonds, the bank through which such payment is to be made will send to the Principal Agent confirmation that it has received from the Issuer an irrevocable instruction to make the relevant payment (by SWIFT).

In this Clause 4, the date on which a payment in respect of the Bonds becomes due means the first date on which the holder of a Bond could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a Business Day in any particular place of presentation.

4.3	Notification in the Event of Non-Payment

The Principal Agent shall forthwith notify (in writing and by facsimile transmission) the Trustee, the other Agents and the Issuer if it has not, by 10:00 a.m. (New York time) on the due date for payment of principal, premium, interest and/or default interest (if any) on the Bonds or any of them, received unconditionally in the manner provided in this Clause 4 the full amount of the moneys payable on such due date on or in respect of all such Bonds, as the case may be.

5.	Payment by the Agents

5.1	Payment

Unless the Paying Agents receive a notification from the Principal Agent under Clause 4.3, they will, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the Bonds and will be entitled to claim any amounts so paid from the Principal Agent. If any payment provided for in Clause 4.1 is made late but otherwise in accordance with this Agreement, the Paying Agents will nevertheless make such payments in respect of the Bonds. However, unless and until the full amount of any such payment has been made to the Principal Agent, none of the Paying Agents will be bound to make such payments until either the Principal Agent has received the full amount of moneys then due and payable in respect of the Bonds or other arrangements satisfactory to the Principal Agent have been made. If payment of any amount is made to the Principal Agent later than the due date for payment of such amount to the Bondholders, the Principal Agent shall as soon as practicable after receipt thereof give notice to the Bondholders in accordance with Condition 19 that such payment has been made. All payments to be made by the Paying Agents hereunder shall be made without charging any commission or fee to the Bondholders. Nothing contained herein shall require a Paying Agent to make a payment unless and until the Paying Agent has received immediately available funds sufficient to make said payment.

Amended and Restated
Paying and Conversion
Agency Agreement

5.2	Reimbursements of Agents

The Principal Agent will on demand promptly reimburse each Paying Agent for payments in respect of the Bonds made by it in accordance with the Conditions and this Agreement. The Issuer shall on demand by the Principal Agent reimburse the Principal Agent for the relevant amount and pay interest to the Principal Agent on such amount that is outstanding from the date on which it is paid out by that Paying Agent to the date of reimbursement by the Issuer at the rate per annum then prevailing at the date of such funding equal to the cost to the relevant Paying Agent of funding the amount paid out plus two percent (2%) per annum as certified by the Principal Agent.

5.3	Method of Payment to Principal Agent

All sums payable to the Principal Agent hereunder will be paid in United States dollars and in immediately available or same day funds to such account, with such bank in New York City as the Principal Agent may from time to time notify in advance to the Issuer in writing.

5.4	Surrender of Certificates to Paying Agents

The Paying Agents shall accept surrender of Certificates from Bondholders as a condition precedent to payment of principal and premium (if any) in accordance with the Conditions. At close of business on the second business day (as defined in Condition 8(F)) before the due date for payment in respect of Bonds, and, if Certificates are surrendered later than that, on any business day (as defined in Condition 8(F)) thereafter on which Certificates are surrendered, each Paying Agent to whom Certificates have been surrendered will notify the Registrar and the Principal Agent of the identifying numbers of Certificates surrendered to it at that time. Each Paying Agent will cancel Certificates surrendered to it and forward the cancelled Certificates to the Principal Agent for destruction.

5.5	Fees and Expenses of the Agents

The Principal Agent will account to each of the other Agents for their fees and expenses in respect of the services performed by them under this Agreement promptly after receipt thereof from the Issuer and the Issuer shall have no responsibility for the apportionment of any such payments.

Amended and Restated
Paying and Conversion
Agency Agreement

5.6	Agents of the Trustee

The Principal Agent, the Registrar or the other Agents shall, on demand by the Trustee by notice in writing given to them at any time after any Event of Default or Potential Event of Default has occurred, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(a)
act thereafter as agents of the Trustee under the Trust Deed and the Bonds on the terms of this Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of the Trust Deed) and thereafter hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(b)
deliver up all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this Clause 5.6(b) shall not apply to any documents or records which the Principal Agent, the Registrar or the relevant Agent is obliged not to release by any law or regulation to which it is subject.

5.7	Notices of Change of the Trustee

The Issuer shall forthwith give notice to the Principal Agent of any change in the person or persons who act as the Trustee under the Trust Deed.

6.	Conversion

6.1	Conversion Duties of Conversion Agents

The Conversion Agent shall during normal business hours (local time in the place where the specified office of the relevant Conversion Agent is located) (a) accept deposit on behalf of the Issuer of (i) any Certificates in respect of Bonds which the holder(s) thereof desires to convert (and in respect of which Bond a Conversion Notice is deposited with that Conversion Agent prior to the Conversion Date) together with a Conversion Notice (in duplicate) duly completed and signed (where necessary) or (ii) in the case of Bonds represented by the Global Certificate, a Conversion Notice duly completed and signed only (which may, in such case, be delivered by facsimile transmission), together, in each case of (i) and (ii), with any amount payable by the relevant holder under Condition 6(B)(ii); and (b) the Issuer shall pay all stamp, issue, documentary, transfer, registration, excise or other taxes or duties (if any) specified in the Trust Deed or the Bonds to be payable by the Issuer. The Conversion Agent shall be entitled to assume, without duty to enquire, each converting Bondholder has, as a condition precedent to exercising its Conversion Right, paid all stamp, issue, registration, and similar taxes or duties or transfer costs (if any) (other than any amounts payable by the Issuer in accordance with the Conditions) which it is required to pay in accordance with the Conditions (including without limitation, Condition 6(B)(ii)). Once deposited, a Conversion Notice may not be withdrawn without the written consent of the Issuer (with a copy of such consent together with the relevant Conversion Notice sent to the relevant Conversion Agent at the same time).

Amended and Restated
Paying and Conversion
Agency Agreement

6.2	Global Certificate

Conversion Rights attaching to the Bonds represented by the Global Certificate shall be exercised in the manner set out herein and in the Conditions, provided that:

(a)	the Global Certificate need not be deposited with the Conversion Agent together with the relevant Conversion Notice;

(b)
the Conversion Notice for Bonds represented by the Global Certificate may be completed and deposited by or on behalf of an account holder of Clearstream or Euroclear or an Alternative Clearing System in which the Bond to be converted is held at such time, which has an interest in such Bonds;

(c)	Bonds which have been converted will be rendered void forthwith and the Global Certificate shall be annotated accordingly without cancellation of the Global Certificate; and

(d)
the holding of an interest in Bonds by an account holder of Clearstream or Euroclear or an Alternative Clearing System in which the Bonds are held at such time in respect of which the Conversion Rights are exercised will be confirmed by the relevant clearing system with the Conversion Agent.

6.3	Certificates Held by Conversion Agents

On deposit of a Certificate and a Conversion Notice (in duplicate) in accordance with Clause 6.1, the Certificate and the Conversion Notice so deposited shall be deemed to be held by the Conversion Agent as the agent of the Issuer. The Conversion Agent shall cancel forthwith upon the Conversion Date the Certificates representing the Bonds and (unless the Conversion Agent is also the Principal Agent) despatch such cancelled Certificates promptly to or to the order of the Principal Agent or its designated agent, together with a certificate stating the identifying numbers of the Bonds in respect of which the relevant Certificates have been delivered and the identifying numbers of the relevant Certificates.

6.4	Notification by Conversion Agents

(a)
Immediately following deposit of a Certificate (if applicable) and Conversion Notice in accordance with Clause 6.1 and payment of any required amount by Bondholders in accordance with Condition 6(B)(ii), the Conversion Agent with which they were deposited shall verify that the Conversion Right is exercisable and that the Conversion Notice (in duplicate) has been duly completed in relation to the Bonds, which are the subject of the purported conversion, in accordance with its terms and purports to have been signed by or on behalf of the Bondholder named therein and that the Conversion Notice is accompanied by all Certificates (if applicable) to which it relates. Following receipt of the Conversion Notices in accordance with this Clause 6.4, and notwithstanding the provisions of Clause 6.4(c)(iii) below, the Principal Agent will send by post to the Issuer the Conversion Notice (if applicable) as soon as reasonably practicable following any such request by the Issuer. For the avoidance of doubt, the Conversion Agent should have no responsibility in respect of a Conversion Notice which is not duly completed and signed in accordance with Clause 6.1.

Amended and Restated
Paying and Conversion
Agency Agreement

(b)
As soon as reasonably practicable following receipt of the Conversion Notice by a Conversion Agent other than the Principal Agent and the fulfilment of the conditions in Clause 6.4(a), such Conversion Agent shall:

(i)	send by facsimile transmission a copy of such Conversion Notice to the Principal Agent and the Issuer; and

(ii)
cancel forthwith upon the Conversion Date all Certificates delivered with such Conversion Notice and despatch such cancelled Certificates promptly (together with a certificate stating the certificate numbers of the Bonds so delivered), to or to the order of the Principal Agent or its designated agent, who shall destroy such cancelled Certificates.

(c)
Upon receipt of the Conversion Notice and in any event no later than five (5) Business Days following such receipt by the Principal Agent (either as a result of deposit of the Conversion Notice by a converting Bondholder with the Principal Agent in its capacity as Conversion Agent or as a result of receipt of the facsimile of such Conversion Notice pursuant to Clause 6.4(b)(i) above) and fulfilment of the conditions in Clause 6.4(a), the Principal Agent in its capacity as Conversion Agent shall:

(i)	notify the Issuer in the manner specified in Exhibit B hereto (a “Conversion Agent Notification”) by facsimile transmission, of the following (together with a copy of the Conversion Notice(s)):

(A)
the total number, the aggregate principal amount and identifying number of all Bonds deposited on the same occasion by the same Bondholder which are to be converted, the number of Shares issuable upon conversion and the name and address of such Bondholder;

(B)	the name and address of the person in whose name the Shares issuable upon conversion are to be registered; and

(C)	the Conversion Date and the Conversion Price in respect of such conversion;

(ii)
(where the Conversion Agent with which the Certificate is deposited is itself the Principal Agent) cancel forthwith upon the Conversion Date all Certificates delivered with such Conversion Notice and procure the destruction of such cancelled Certificates, unless notified otherwise by the Issuer at least five (5) Business Days prior to such Conversion Date;

(iii)	despatch as soon as practicable and in any event within five (5) days after the Conversion Date the Conversion Notice (if applicable) to the Issuer; and

(iv)
without any further notice or confirmation from the Issuer, and in any event no later than the Conversion Date, instruct the Registrar to remove the name of the relevant Bondholder from the Register or reduce the corresponding principal amount of Bonds registered as being represented by the Global Certificate, where appropriate.

Amended and Restated
Paying and Conversion
Agency Agreement

(d)
Where a Conversion Notice is received which requires the Shares (or other securities, property or cash) issuable on conversion of the Bonds to which it relates to be dealt with in different ways for specified principal amounts (which must be US$1,000) of Bonds, the Principal Agent receiving the Conversion Notice may, and if requested by the Bondholder depositing the Conversion Notice, shall, treat each specified principal amount of Bonds as if it were subject to its own Conversion Notice and prepare and send the details referred to in Clause 6.4(c) separately for each such specified principal amount (and, for the avoidance of doubt so they are not aggregated for the purpose of calculating the number of Shares, or amount of other property, issuable on conversion).

6.5	Delivery by the Issuer

(a)
Within ten (10) Business Days after the receipt of the relevant Conversion Agent Notification, the Issuer will forthwith send notification (in the manner specified in Exhibit C hereto) by facsimile to the Conversion Agent which has initially received the relevant Conversion Notice (and will send a copy to the Principal Agent (if it is not the Agent which received the relevant Conversion Notice) and the Registrar), in the case of a Bond in respect of which the Conversion Right has been exercised and in respect of which a Conversion Notice was deposited, confirming that delivery, despatch or payment in accordance with such Conversion Notice (or otherwise in accordance with the converting Bondholder’s instructions) of the certificate or certificates for the relevant Shares and/or securities, property or cash required to be delivered and/or paid upon conversion has been or will be made.

(b)
In addition, upon delivery and despatch of the certificate(s) for the relevant Shares issued on conversion or delivery of the relevant Shares to the converting Bondholder, the Issuer shall send confirmation by facsimile to the Conversion Agent which has sent the relevant Conversion Notice (and will send a copy to the Principal Agent and the Registrar) that the converting Bondholder or other person nominated in the Conversion Notice has been registered as the owner of the relevant Shares issued on conversion.

(c)
Promptly upon receipt of the confirmation referred to in Clause 6.5(b) of registration in the register of shareholders or notification that cash has been paid upon conversion (but not before), the Registrar shall remove the name of the relevant Bondholder from the Register, or reduce the number of Bonds of which it is registered as owner, as appropriate.

6.6	Issuer to Provide Conversion Notice and Particulars of Adjustment to Conversion Price

As soon as is practicable following a request from time to time, the Issuer will provide the Conversion Agents with copies of the form of Conversion Notice and shall, whenever the Conversion Price is adjusted pursuant to the Trust Deed and the Conditions, as soon as practicable, notify each of the Trustee and the Conversion Agents of particulars of the event giving rise to the adjustment, the Conversion Price after such adjustment, the date on which such adjustment takes effect and such other particulars and information as the Trustee may reasonably require. If required by any Bondholder, the Conversion Agents shall make Conversion Notices in the current form available to Bondholders. For the avoidance of doubt, no Agent has any duty to determine whether any event requiring any adjustment to the Conversion Price has occurred or is existing, or whether any such adjustment has been correctly made and no Agent has an obligation to calculate any Conversion Price or any adjustment to the Conversion Price.

Amended and Restated
Paying and Conversion
Agency Agreement

6.7	Notification of Closure of Register of Shareholders

The Issuer shall as soon as is practicable after becoming aware that the Issuer’s register of shareholders is to be closed, give notice to the Trustee and the Agents of any dates upon which such register of shareholders is to be closed. Such notice shall give particulars of the reason for such closure and the expected date when the register will be re-opened.

6.8	Identification Codes

Each Conversion Notice deposited with a Conversion Agent and each facsimile transmission sent and letter delivered in respect of a Conversion Notice pursuant to the foregoing provisions of this Clause by any Conversion Agent shall indicate the identification code designated below for that Conversion Agent, followed by the words “China Architectural Engineering, Inc. 12% Convertible Bonds due 2011 (US$)”, and shall bear the lowest number previously unused by that Conversion Agent in the sequence of whole numerals starting from one and continuing in uninterrupted sequence upwards, for identification. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to the conversion, receipt, delivery and/or payment of Shares and/or any other securities, property and cash relating to such Conversion Notice shall bear the same identifying number as well as the identification code of the relevant Conversion Agent.

The identification codes of the Conversion Agent shall be as follows:

BNYLDN1

Thus, by way of example, the reference to be used for the fifth Conversion Notice deposited with the Principal Agent and for each facsimile transmission and letter relating thereto would be “BNYLDN1/ China Architectural Engineering, Inc. 12% Convertible Bonds due 2011/0005”.

6.9	Fees and Expenses of Conversion

The Issuer shall pay all stamp, issue, registration, excise, and similar taxes and duties and transfer costs (if any) payable with respect to the deposit of Bonds for conversion and the issue and delivery of Shares following such deposit (other than those taxes and duties payable by the converting Bondholder as expressly provided in Clause 6.1 or the Conditions), all expenses arising in the United States or England on the issue of Shares on conversion of Bonds and all charges of the Conversion Agents in connection thereon.

6.10	Taxes and Duties

Neither the Conversion Agent nor the Issuer is under any obligation to determine whether a Bondholder is liable to pay any taxes or duties, including stamp, issue, registration or similar taxes and duties upon exercise by such Bondholder of the Conversion Right. The Agents shall be entitled to rely without further enquiry and without liability on any information provided by such Bondholder in the Conversion Notice as to any such amounts payable and as to the details of the relevant tax authorities to which the Conversion Agent must pay monies received in settlement of the taxes and duties payable pursuant to Condition 6(B)(ii).

Amended and Restated
Paying and Conversion
Agency Agreement

7.	Early Redemption

7.1	Notice of Redemption

If the Issuer intends to redeem all or any of the Bonds under Condition 9(B) or Condition 9(C) it shall, at least five (5) Business Days before the latest date for the publication of the notice of redemption required to be given to Bondholders in accordance with Condition 19, give prompt notice in writing of its intention to the Principal Agent and the Trustee stating the date on which such Bonds are to be redeemed and the Early Redemption Amount.

7.2	Redemption Notice

On behalf of and at the request and expense of the Issuer, the Principal Agent shall publish the notice in accordance with Condition 19, in the form approved by the Issuer, required in connection with such redemption. Such notice shall specify the details in accordance with Condition 9(I). The Principal Agent shall forthwith notify the other Paying Agents of the contents of such notice.

7.3	Bondholders’ Tax Option

Each Paying Agent will keep a stock of notices (the “Bondholder’s Tax Election Notices”) each in a form similar to that set out in the Exhibit F and will make them available on demand to Bondholders. The Paying Agent with which a Bond is deposited pursuant to Condition 9(C) shall hold such Bond on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the proposed Tax Redemption Date of the Bonds pursuant to Condition 9(C)(i). On that date, subject as provided below, the relevant Paying Agent shall return such Bond to the depositing Bondholder and (in the case of the Global Certificate) endorse the relevant Schedule to such Certificate appropriately. If the deposited Bond (or Bonds) becomes (or become) immediately due and payable before that date, the Paying Agent concerned shall mail such Certificate by uninsured post to, and at the risk of, the relevant holder.

7.4	Redemption at the Option of the Bondholders and Redemption for Non-Listing or Change of Control

Each Paying Agent will keep a stock of notices (“Bondholder Redemption Notices”) in a form similar to that set out in Exhibit E and will make them available on demand to Bondholders. The Paying Agent with which a Certificate is deposited pursuant to Condition 9(D), Condition 9(E) or Condition 9(F) shall hold such Certificate on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the due date for redemption of the Bonds in respect of which it is issued pursuant to Condition 9(D), Condition 9(E) or Condition 9(F), as the case may be. On that date, subject as provided below, the relevant Paying Agent shall surrender such Certificate to itself and treat it as if surrendered by the holder in accordance with the Conditions and (in the case of the Global Certificate) endorse the Schedule to such Certificate with the principal amount of Bonds to be redeemed and the principal amount of Bonds remaining after such redemption. If the Bond (or Bonds) represented by the deposited Certificate becomes (or become) immediately due and payable before that date, the Paying Agent concerned shall mail such Certificate by uninsured post to, and at the risk of, the relevant Bondholder at the address shown for the Bondholder on the register of Bondholders as supplied by the Registrar. At the end of the period for exercising the option in Condition 9(D), Condition 9(E) or Condition 9(F), as the case may be, each Paying Agent shall promptly notify the Principal Agent of the principal amount of Bonds in respect of which Bondholder Redemption Notices have been deposited with it and will forward such Bondholder Redemption Notices to the Principal Agent. The Principal Agent shall promptly notify such information and details of the principal amount of Bonds represented by the Global Certificate in respect of which the option in Condition 9(D), Condition 9(E) or Condition 9(F), as the case may be, has been exercised to the Issuer and the Trustee. A Bondholder Redemption Notice, once delivered, shall be irrevocable.

Amended and Restated
Paying and Conversion
Agency Agreement

7.5	Effect of Notice of Redemption

Once a notice of redemption is provided in accordance with Condition 19 and/or a Bondholder Redemption Notice is duly completed, signed and deposited with any Paying Agents in accordance with Condition 9(D), Condition 9(E) or Condition 9(F), Bonds called/put for redemption become due and payable on the date fixed for redemption of the Bonds or the Relevant Event Redemption Date, as the case may be, at the Early Redemption Amount or 116.61% of the principal amount of the Bonds, as the case may be, stated in the relevant notice. Upon surrender of any Certificate in respect of such Bond for redemption in accordance with said notice, such Bond shall be paid by the Issuer at the Early Redemption Amount or 116.61% of the principal amount of the Bonds, as the case may be, in accordance with the Conditions.

7.6	Deposit of Redemption Price

For value on the Business Day prior to the relevant redemption date, the Issuer shall deposit with the Principal Agent money sufficient to pay the redemption price of all Bonds to be redeemed on that date other than any Bonds called for redemption on that date which have been converted prior to the date of such deposit. The Principal Agent shall as soon as practicable return to the Issuer upon its written request any money (without interest thereon) not required for that purpose because of conversion of any Bonds called for redemption.

8.	Cancellation of Bonds

8.1	Cancellation by Agents

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries shall be cancelled by the removal of the relevant Bondholder’s name from the Register by the Registrar and cancellation of the corresponding Certificates (or appropriate amendment of the Global Certificate if the Bonds are represented thereby) by the Agent to which they were surrendered or with which they were deposited.

8.2	Cancelled Certificates

Each Agent shall (unless it is itself the Principal Agent) give all relevant details for the purposes of Clause 8.3 to, and shall forward Certificates cancelled by it promptly to, the Principal Agent or, as the case may be, its designated agent.

Amended and Restated
Paying and Conversion
Agency Agreement

8.3	Certification of Payment Details

Subject to receipt of the information described in Clause 8.2, the Principal Agent shall as soon as reasonably practicable, upon a request in writing from any of the Issuer, the Trustee and the Registrar, furnish the Issuer and the Trustee and the Registrar with a certificate signed by its duly authorised officer (whose name and specimen signature have previously been provided to the Issuer) stating (as applicable) (a) the aggregate amounts paid in respect of Bonds redeemed or paid and cancelled, (b) the aggregate principal amount of Bonds converted and cancelled and (c) the identifying numbers of such Bonds and (d) that such Bonds have been cancelled. Such certification may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Bonds, of payment of interest thereon (if any) or (as the case may be) of the issue of replacement Certificates.

8.4	Cancelled Certificates

Unless otherwise instructed by the Issuer, the Principal Agent or its designated agent shall destroy the cancelled Certificates in its possession or held to its order and furnish to the Issuer and the Trustee upon request, a certificate of such destruction duly signed by its authorised officer.

8.5	Records

Subject to receipt of the relevant information, the Principal Agent shall keep a full and complete record of all Bonds and of their redemption, conversion, payment, cancellation, despatch to the Issuer and replacement (as appropriate) and shall make such record available at all reasonable times during office hours to the Issuer, the Trustee and the other Agents. Notwithstanding the foregoing, the Principal Agent shall not be required to keep a record of the Register.

8.6	Identifying Numbers

The Registrar shall notify the Principal Agent of the identifying numbers of the Bonds and the definitive Certificates which are issued and the same shall form the basis of the records to be kept by the Principal Agent.

9.	Issue of Replacement Certificates

9.1	Stocks of Certificates

From time to time after such time (if ever) as Bonds may be transferred into a name other than that of the holder of the Global Certificate, the Issuer will cause a sufficient quantity of additional blank Certificates (other than the Global Certificate) to be available, upon request, to the Registrar at its specified office for the purpose of delivering replacement Certificates as provided below. The Issuer will promptly notify the Trustee and the Registrar (and the Paying Agent, if applicable) if the authorised officer of the Issuer whose facsimile signature appears on such stocks of replacement Certificates ceases to be so authorised. In such circumstances the Issuer will promptly, properly and validly appoint a replacement authorised officer and upon the request of the Registrar or the Trustee promptly deliver to the Registrar such number of replacement Certificates as it may reasonably request, duly signed manually or in facsimile by such replacement authorised officer. Upon receipt of such replacement Certificates, the Registrar or its agent will be deemed to have been authorised by the Issuer to destroy any previous replacement Certificates and will notify the Issuer of such destruction.

Amended and Restated
Paying and Conversion
Agency Agreement

9.2	Replacement

The Registrar will, subject to and in accordance with Condition 17 and the following provisions of this Clause, authenticate and deliver or cause to be authenticated and delivered (directly or, if applicable, through the relevant Agent) any replacement Certificates which the Issuer may determine to issue or deliver in place of Certificates which have been mutilated, defaced, lost, stolen or destroyed. The Registrar will inform the Issuer upon receiving any request from a Bondholder (directly or, if applicable, through the relevant Agent) for the issue of a replacement Certificate.

9.3	Conditions of Replacement

The Registrar will verify with the relevant Agent, in the case of an allegedly lost, stolen or destroyed Certificate in respect of which the identifying number is known or believed to be known, that the Bond in respect of which such Certificate is issued has not been redeemed or converted or purchased by the Issuer and cancelled and the Registrar shall not deliver or cause to be delivered any replacement Certificate unless and until the applicant therefor shall have:

(a)	paid such costs, taxes and duties as may be incurred in connection therewith;

(b)
furnished the Registrar (directly or, if applicable, through the relevant Agent) with such evidence (including evidence as to the identifying number of the Certificate in question if known) and indemnity as the Issuer and the Registrar may reasonably require; and

(c)	surrendered to the Registrar (directly or, if applicable, through the relevant Agent) any mutilated or defaced Certificate to be replaced.

9.4	Cancellation of Replaced Certificates

The Registrar shall cancel or procure the cancellation of any mutilated or defaced Certificates surrendered to it for replacement. Unless otherwise instructed by the Issuer, the Registrar shall destroy or procure the destruction of such cancelled Certificates and upon request by the Issuer or the Trustee, furnish the Issuer, the Trustee and the Principal Agent with a certificate confirming such destruction and containing the information specified in Clause 8.3.

9.5	Notification

The Registrar shall, on delivering (either directly or, if applicable, through the relevant Agent) any replacement Certificate, forthwith inform the Issuer and each of the other Agents, of the identifying number of such replacement Certificate and (if known) of the identifying number of the definitive Certificate and the relevant Bonds in place of which such replacement Certificate has been delivered.

9.6	Records

The Registrar shall keep a full and complete record of all replacement Certificates delivered (either directly or, if applicable, through the relevant Agent) and shall make such record available during office hours at all reasonable times to the Issuer, the Trustee and the Principal Agent.

Amended and Restated
Paying and Conversion
Agency Agreement

9.7	Notice of Presentation of Replaced Certificates

Whenever any Certificates alleged to have been lost, stolen or destroyed in replacement for which a new Certificate has been issued shall be surrendered or delivered to an Agent prior to payment or for conversion, the Agent shall immediately send notice thereof to the Issuer, the Registrar and the Principal Agent.

10.	Duties of the Transfer Agents in respect of Transfers

If and to the extent specified by the Conditions and in accordance therewith and the terms of this Agreement or if otherwise requested by the Issuer, each Transfer Agent will:

(a)
receive requests for the transfer of Bonds, inform the Registrar, forward the deposited Certificate(s) to the Registrar and assist in the issue of a new Certificate in accordance with the Regulations referred to in Clause 13 and in particular forthwith notify the Registrar of (i) the name and address of the holder of the Bond, (ii) the identifying number of the relevant Certificate and the relevant Bonds, (iii) (where not all Bonds in respect of which a Certificate was issued are to be transferred) the number of Bonds transferred and their identifying numbers, and (iv) the name, address and account for payments (if any) of the transferee to be entered on the Register;

(b)	keep the Registrar informed of all transfers; and

(c)	carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

11.	Duties of the Registrar

11.1	The Register

The Registrar shall maintain a register (the “Register”) outside the United Kingdom in accordance with the Conditions and the Regulations referred to in Clause 13. The Register shall:

(a)	show the amount of Bonds and the date of issue and all subsequent transfers and changes of ownership in respect thereof and the names and addresses of the holders of Bonds;

(b)
at all reasonable times during office hours be made available to the Issuer, the Trustee, the other Agents or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Bonds, their addresses, registered accounts, holdings and other details as they may request; and

(c)
include a record of the identifying number allocated to each Bond and the identifying number allocated to each definitive Certificate which is issued. Each Certificate will carry the identifying number of the Bond or Bonds in respect of which it is issued, as well as its own identifying number.

The Registrar will maintain proper records in relation to the title to any of the Bonds including all forms of transfer, probates, letters of administration and powers of attorney. The provisions set forth in Exhibit D hereto shall apply in relation to the maintenance of the Register and the transfer of Bonds. The Registrar will enter in the Register the details of all redemptions or conversions or purchases and cancellation of Bonds notified to it as aforesaid and the Registrar will comply with the proper and reasonable requests of the Issuer with respect to the maintenance of the Register and will provide to the Issuer, the Trustee and other Agents such information with respect thereto as may be requested by the Issuer or may be reasonably required by the Trustee or the other Agents for the proper performance of their respective duties.

Amended and Restated
Paying and Conversion
Agency Agreement

11.2	Transfers

The Registrar will receive requests for the transfer of Bonds and will also receive Certificates deposited with a Transfer Agent for transfer, effect the necessary entries, authenticate and issue new Certificates in accordance with the Regulations referred to in Clause 13 and deliver the new Certificate(s) to the relevant Agent.

11.3	Replacement

The Registrar will also have certain duties in connection with the replacement of Certificates, which duties are set out in Clause 9.

12.	Documents and certificates for the Registrar

12.1	Supply of Certificates

From time to time after such time (if ever) as Bonds may be transferred to a name other than that of the holder of the Global Certificate, the Issuer will deliver to the Registrar and each Transfer Agent in reasonably sufficient time for the performance of its duties hereunder:

(a)
a supply of blank definitive Certificates sufficient to meet the Registrar and each Transfer Agent’s anticipated requirements as specified by the Registrar for Certificates upon effecting the transfers required by the holder of the Global Certificate; and

(b)
from time to time, so long as any Bond is outstanding, sufficient additional blank definitive Certificates as may be required by the Registrar for the performance of the Registrar’s and each Transfer Agent’s duties.

12.2	Safekeeping of Certificates

Each Transfer Agent and the Registrar shall maintain in safekeeping all Certificates and blank Certificates delivered to and held by it and shall ensure that Certificates are issued only in accordance with the Conditions (including the provisions of the Global Certificate) and the provisions of this Agreement.

12.3	Information

Within seven (7) days of any request therefor by the Issuer or any Agent, so long as any of the Bonds are outstanding, each Transfer Agent and the Registrar shall certify to the Issuer and the relevant Agent the number of blank Certificates held by it hereunder.

Amended and Restated
Paying and Conversion
Agency Agreement

13.	Information and regulations concerning the Bonds

13.1	Provision of Information

Each Agent will give to the other Agents such further information with regard to their activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

13.2	Regulations

The Issuer may, subject to the Conditions, from time to time with the approval of the Registrar and the Trustee promulgate regulations (the “Regulations”) concerning the carrying out of transfers of Bonds and the forms and evidence to be provided. All such transfers will be made subject to the Regulations. The initial Regulations are set out in Exhibit D. The Registrar shall, at the expense of the Issuer, provide copies of the current Regulations to Bondholders (free of charge) upon request in accordance with Condition 4(F).

14.	Remuneration

14.1	Fees

The Issuer will, in respect of the services to be performed by the Principal Agent and the Registrar and the other Agents under this Agreement, the Conditions and the Trust Deed, pay to the Principal Agent the commissions, fees and expenses as separately agreed in writing with the Principal Agent. The Principal Agent’s receipt of such money shall be a complete discharge of the Issuer’s obligation to pay the same and the Issuer need not concern itself with the apportionment of such moneys as between the Principal Agent, the Registrar and the other Agents.

14.2	Costs

The Issuer will pay to the Principal Agent all out-of-pocket expenses (including, without limitation, advertising and insurance expenses and the fees and expenses of legal advisers) properly incurred by any Agent and the Registrar in connection with its services performed under this Agreement, the Conditions and the Trust Deed promptly upon receipt from the Principal Agent of notification of the amount of such expenses together with the relevant invoices and/or receipts.

14.3	Distribution to Agents

The Principal Agent will be responsible for distributing the remuneration of the Agents and the Registrar and their relevant costs and expenses promptly upon receipt of the moneys therefor from the Issuer. The Issuer need not be concerned with the appointment of such moneys as between the Agents.

14.4	Stamp Duties

The Issuer will pay or reimburse all stamp, registration and other similar taxes, fees or duties, if any, to which this Agreement may be subject on execution, issue, payment or enforcement.

Amended and Restated
Paying and Conversion
Agency Agreement

14.5	Obligations to Survive

Any outstanding obligations of the Issuer to the Agents and the Registrar under this Clause 14 shall survive the termination of this Agreement, the Conditions and the Trust Deed and the resignation or removal of any of the Agents or the Registrar.

15.	Funds held by Principal Agent

15.1	Repayment

Any sums paid by, or by arrangement with, the Issuer to the Principal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until the Bonds in respect of which such sums were paid shall have been converted or redeemed or purchased and cancelled or claims in respect of such sums shall have become prescribed under Condition 14, but in any of these events the Principal Agent shall (provided that all other amounts due under this Agreement shall have been duly paid), save as mentioned below, forthwith repay to the Issuer upon its written request sums (without interest) equivalent to the amounts which would otherwise have been payable on the relevant Bonds together with any fees previously paid (except for any commissions, fees and expenses paid by the Issuer pursuant to Clause 14) to the Principal Agent in respect of such Bonds.

15.2	Use of Moneys

The Principal Agent shall be entitled to deal with moneys paid to it by the Issuer for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Issuer for any interest thereon, save as otherwise agreed between the Issuer and the Principal Agent. No Agent shall exercise any right of set-off or lien or similar claim over moneys paid to it or by it under this Agreement. Unless required by law, moneys held by the Principal Agent need not be segregated.

16.	Miscellaneous

16.1	Publication of Notices

On behalf and at the written request and expense of the Issuer, the Principal Agent will as soon as practicable cause to be published any notices required to be given by the Issuer or the Trustee in accordance with the Trust Deed or any of the Conditions, save as set out herein. The Issuer shall provide the Principal Agent with signed copies of any notices to be published at least five (5) Business Days prior to the date of publication save and except any announcements, notices or circulars to be published pursuant to the requirements of the Securities and Exchange Commission, AMEX or an Alternative Stock Exchange whereupon such announcements, notices or circulars shall be given by the Issuer to the Principal Agent as soon as reasonably practicable after its publication.

16.2	Notices to the Trustee

Upon each occasion that the Issuer gives to the Trustee any notice in connection with the Bonds, the Issuer shall at the same time give a similar notice to the Principal Agent.

Amended and Restated
Paying and Conversion
Agency Agreement

16.3	Voting

Each of the Agents shall perform the functions described as being performed by it in Schedule 3 to the Trust Deed and shall keep a full and complete record of forms of proxy issued by it.

16.4	No Implicit Duties

The Agents shall be obliged to perform such duties, and only such duties, as are herein and in the Conditions specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Conditions against any of them.

16.5	No Agency or Trust

In acting hereunder and in connection with the Bonds, the Agents shall act solely as agents of the Issuer (or, where a notice given by the Trustee pursuant to Clause 5.6 shall not have been withdrawn, the Trustee) and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Bondholders, except as may be required by Section 24.18 of the Trust Deed.

16.6	Taking of Advice

Any of the Agents may consult with legal or other professional advisers satisfactory to it, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

16.7	Liability

Save for any action taken, suffered or omitted as a result of the Agents’ wilful default, gross negligence or fraud, the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Trustee, or any Bond, Certificate, form of transfer, Conversion Notice, resolution, direction, consent, certificate, affidavit, statement, facsimile transmission, electronic message or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties. The Agents shall be under no duty to inquire into or investigate the validity, accuracy or content of any document. The Agents shall not be under any obligation to take any action hereunder which may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it, or would be contrary to applicable law or regulation.

16.8	Indemnity by the Issuer

The Issuer will indemnify each of the Agents against any losses, liabilities, costs, claims, actions, demands, damages or expenses which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise or non-exercise by it of its powers, discretions and duties, except those may result from its own fraud, wilful misconduct or gross negligence or that of its directors, officers, employees or agents. Each Agent shall, to the extent permitted by laws, notify the Issuer promptly of any third party claim for which it may seek an indemnity from the Issuer and such Agent shall use its reasonable endeavours to co-operate with the Issuer in its defence of such claim. Except in the case of fraud, wilful misconduct or gross negligence on its part, no Agent shall be liable either for any act or omission under this Agreement, or if any Bond, Certificate, form of transfer or Conversion Notice shall be lost, stolen, destroyed or damaged. Notwithstanding the foregoing, under no circumstances will the Agents be liable to the Issuer or any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage. The provisions of this Clause 16.8 shall survive the resignation or removal of any Agent or the Registrar and the termination of this Agreement.

Amended and Restated
Paying and Conversion
Agency Agreement

16.9	Entitlement to Treat Holder as Owner

Except as ordered by a court of competent jurisdiction or may be required by law, each of the Agents shall (whether or not the relevant Bond is overdue and regardless of any notice of ownership, trust or any interest, or writing on, or the loss or theft of, the Certificate issued in respect of it) be entitled to treat the registered holder of any Bond as the absolute owner for all purposes.

16.10	Copies of Documents

So long as any of the Bonds remains outstanding, the Issuer shall provide the Agents with a sufficient number of copies of the Trust Deed and of each of the documents which are sent to the Trustee or which are required to be made available by stock exchange regulations relating to the Bonds, to be available and, subject to being provided with such copies, each of the Agents will procure that such copies shall be available at its specified office during normal office hours for examination by Bondholders and that copies thereof will be furnished to Bondholders upon request at their own expenses.

16.11	Acquisition of Bonds

Any Agent, their affiliates and each of their respective officers, directors and employees, may become the owner of, or acquire any interest in, any Bonds or Shares with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or other obligations of the Issuer as freely as if it were not appointed hereunder.

16.12	Merger

Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of any Agent shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer, the Trustee and the Bondholders.

16.13	Illegality

In the event that the Agents shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Issuer, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdictions.

Amended and Restated
Paying and Conversion
Agency Agreement

16.14	Instruction in Writing

Notwithstanding anything to the contrary contained in this Agreement, none of the Agents shall be obliged to act or omit to act in accordance with any instruction, direction or request delivered to them by the Issuer unless such instruction, direction or request is delivered to such Agents in writing.

16.15	No Liability for Interest

The Agents shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Bonds and applied by it in accordance with the provisions hereof, except as otherwise provided hereunder or agreed in writing.

16.16	Delegations

The Agents may execute any of its powers and perform any of its duties hereunder directly or through delegates or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Agents shall not be liable for the acts of such delegates or attorneys, or for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

16.17	Expert Advice

The Agents shall engage and consult, at the expense of the Issuer with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and each of the Agents and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

16.18	Force Majeure

Notwithstanding anything to the contrary in this Agreement, no Agent shall in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any circumstances beyond the control of such Agent, including without limitation, existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system.

16.19	Amendments and/or Modifications

This Agreement may be amended by all of the parties, without the consent of any Bondholder, either (a) for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in this Agreement or (b) in any manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not be materially prejudicial to the interests of the Bondholders.

Amended and Restated
Paying and Conversion
Agency Agreement

16.20	Anti-Money Laundering and Terrorism

The Agents may take and instruct any delegate to take any action which is in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include, but is not limited to, the interception and investigation of transactions on the Issuer’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the Issuer’s accounts. In certain circumstances, such action may delay or prevent the processing of the Issuer’s instructions, the settlement of transactions over the Issuer’s accounts or the Agent’s performance of its obligations under this Agreement. Where possible, the Agents will endeavour to notify the Issuer of the existence of such circumstances. Neither the Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agent or any delegate pursuant to this Clause 16. For the purposes of this Clause 16.20, the Group means the Issuer, its Subsidiaries and associated companies.

17.	Changes in Agents

17.1	Appointment and Termination of Appointment

The Issuer may appoint further or other Agents. The Issuer may also terminate the appointment of any Agent at any time subject to the prior written approval of the Trustee (which approval shall not be unreasonably withheld or delayed). Such termination shall be effective by giving:

(a)	to the Trustee;

(b)	in the case of any Agent other than the Principal Agent, to the Principal Agent; and

(c)	to the Agent whose appointment is to be terminated,

at least thirty (30) days’ written notice to that effect. However, no such notice relating to the termination of the appointment of the Principal Agent or the Registrar shall take effect until a new Principal Agent or, as the case may be, Registrar approved in writing by the Trustee has been appointed on terms approved (such approval shall not be unreasonably withheld or delayed) in writing by the Trustee. The Issuer shall procure that there are at all times (a) a Principal Agent, (b) (if requested by the Trustee) a Paying Agent with a specified office in an European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive and (c) a Registrar which will maintain a register of Bondholders outside the United Kingdom. The termination of the appointment of any Agent shall not take effect (i) until notice thereof has given to the Bondholders in accordance with Condition 19 and (ii) within the period commencing forty-five (45) days immediately preceding any due date for a payment in respect of the Bonds and ending fifteen (15) days after such date.

Amended and Restated
Paying and Conversion
Agency Agreement

17.2	Resignation

Any Agent may resign from its appointment hereunder at any time by giving to the person(s) referred to in Clauses 17.1(a) and 17.1(b) and the Issuer at least thirty (30) days’ written notice to that effect, provided that (a) in the case of the resignation of the Principal Agent or the Registrar, no such resignation shall take effect until a new Principal Agent or, as the case may be, Registrar approved (such approval not to be unreasonably withheld or delayed) in writing by the Trustee has been appointed by the Issuer on terms approved (such approval not to be unreasonably withheld or delayed) in writing by the Trustee, (b) no such resignation shall take effect unless upon the expiry of the notice period there are Agents as required by Clause 17.1 and the Conditions, (c) no such resignation shall take effect until notice thereof shall have been given to the Bondholders in accordance with Condition 19 and (d) no such notice shall be given so as to expire within a period commencing thirty (30) days immediately preceding any due date for a payment in respect of the Bonds and ending fifteen (15) days after such date. Notwithstanding the foregoing, the Issuer agrees with each Agent that if, by the day falling seven (7) Business Days before the expiry of any notice referred to above, the Issuer has not appointed a replacement Agent, then the relevant Agent shall be entitled, on behalf and at the expense of the Issuer, to appoint in its place any reputable financial institution of good standing on terms approved by the Trustee (such approval shall not be unreasonably withheld or delayed).

Notwithstanding any other provision of this Clause 17, the appointment of any Agent shall forthwith terminate if such Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or assets or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of such Agent or any analogous event occurs under any applicable law.

17.3	Delivery of Records by Principal Agent on Termination

If the appointment of the Principal Agent hereunder is terminated or the Principal Agent resigns from its appointment hereunder, the Principal Agent shall (subject to payment of all outstanding fees and expenses), on the date on which such termination or resignation takes effect, pay to the successor Principal Agent the amounts held by it in respect of Bonds, the Certificates relating thereto which have not been presented for payment and any other amounts held by it in respect of the Bonds and shall deliver to the successor Principal Agent the Bonds surrendered to it but not yet destroyed, Conversion Notices held by it, all records concerning the Bonds and the Certificates maintained by the Principal Agent pursuant to this Agreement, but shall have no other duties or responsibilities to provide services as Principal Agent hereunder. The Principal Agent shall be entitled to the payment by the Issuer of its remuneration for the services previously tendered hereunder in accordance with the terms of Clause 14 and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

17.4	Delivery of Records by Registrar on Termination

If the appointment of the Registrar is terminated or the Registrar resigns its appointment hereunder, the Registrar shall (subject to payment of all outstanding fees and expenses), on the date on which such termination or resignation takes effect, deliver to the successor Registrar, the Register, all Certificates and blank Certificates held by it and all other records concerning the Bonds maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities to provide services as Registrar hereunder.

Amended and Restated
Paying and Conversion
Agency Agreement

17.5	Delivery of Records by Agents on Termination

If the appointment of any Agent is terminated or any Agent or the Registrar resigns its appointment hereunder, such Agent or the Registrar shall subject to payment of all outstanding fees and expenses, on the date on which such termination or resignation takes effect, deliver to any successor Agent or the Registrar or, if none, the Principal Agent any records or other documents concerning the Bonds maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

17.6	Change of Office

If any Agent shall change its specified office, it shall give to the Issuer, the Principal Agent and the Trustee not less than thirty (30) days’ prior written notice to that effect specifying the address of the new specified office. As soon as practicable thereafter, the Principal Agent shall give to the Bondholders, on behalf of and at the expense of the Issuer, written notice of such change and the address of the new specified office in accordance with Condition 19.
18.	Notices

Any communication to be made under or in connection with this Agreement shall be by letter sent by pre-paid registered post or courier or facsimile transmission:

to the Issuer:	China Architectural Engineering, Inc. 105 Baishi Rd., Jiuzhou West Avenue Zhuhai, 519070 China

Telephone no.	: +86-756-853-8908
Fax no.	: +86-756-853-8922
Attention	: Ken Yi Luo

Amended and Restated
Paying and Conversion
Agency Agreement

to the Trustee:	The Bank of New York Mellon, London Branch One Canada Square London, E14 5AL, United Kingdom

Fax no.: +44 20 7964 6369
Attention: Global Corporate Trust

With a copy to:

The Bank of New York Mellon Level 12, 3 Pacific Place 1 Queen’s Road East Hong Kong

Fax no.: 852 2295 3283
Attention: Corporate Trust

to the Registrar:	The Bank of New York Mellon 101 Barclay Street, New York NY 10286, United States of America

Fax no.: +1 212 815 5802/5803
Attention: Global Corporate Trust

With a copy to:

The Bank of New York Mellon Level 12, 3 Pacific Place 1 Queen’s Road East Hong Kong

Fax no.: 852 2295 3283 Attention: Corporate Trust

and, in the case of any of the Paying Agents, to the Principal Paying Agent care of:	The Bank of New York Mellon, London Branch One Canada Square London, E14 5AL, United Kingdom

Fax no.: +44 20 7964 6369
Attention: Global Corporate Trust

With a copy to:

The Bank of New York Mellon
Level 12, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Fax no.: 852 2295 3283
Attention: Corporate Trust

Amended and Restated
Paying and Conversion
Agency Agreement

Any notice or demand sent by post as provided in this Clause shall be deemed (unless any relevant part of the postal service is affected by industrial action) to have been given, made or served three (3) business days (in the case of inland post) or seven (7) business days (in the case of overseas post) after despatch and any notice sent by fax as provided in this Clause shall be deemed to have been given, made or served twenty-four (24) hours after despatch and receipt of confirmation of error-free transmission (if received during business hours and, if not, on the next Business Day in the place of receipt). Subject thereto, neither the non-receipt of, nor the time of receiving, any such confirmation of a notice given by fax as is referred to above shall invalidate or affect such notice or the time at which it is deemed as provided above to have been given.

Any of the parties named above may change its address for the purpose of this Clause by giving written notice of such change to each of the other parties to this Agreement.

19.	Governing Law And Jurisdiction

19.1	The provisions of this Agreement are governed by, and shall be construed in accordance with, English law.

19.2
Subject to sub-clause 19.4 below, the Issuer irrevocably agrees for the benefit of the Agents and the Trustee that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the English courts.

19.3	The Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

19.4
The Agents may take any suit, action or proceeding arising out of or in connection with this Agreement (together referred to as “Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

19.5
The Issuer irrevocably and unconditionally appoints The London Law Agency at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

19.6	The Issuer:

(a)
agrees to procure that, so long as any of the Bonds remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to the Issuer shall not impair the validity of such service or of any judgement based thereon; and

Amended and Restated
Paying and Conversion
Agency Agreement

(c)	agrees that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

20.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) instrument.

21.	Termination of this Agreement

This Agreement shall terminate forthwith when none of the Bonds remain outstanding.
22.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

23.	Invalidity

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

[Remainder of the page intentionally left blank]

Amended and Restated
Paying and Conversion
Agency Agreement

IN WITNESS WHEREOF the parties hereto have executed this Amended and Restated Paying and Conversion Agency Agreement on the date first above written.

The Issuer

CHINA ARCHITECTURAL ENGINEERING, INC.

By:  /s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chairman

The Paying Agent, the Conversion Agent and the Transfer Agent

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By: /s/ Eva Tam
Name: Eva Tam
Title: Vice President

The Registrar

THE BANK OF NEW YORK MELLON

By: /s/ Eva Tam
Name: Eva Tam
Title: Vice President

The Trustee

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By: /s/ Eva Tam
Name: Eva Tam
Title: Vice President
Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT A
CONVERSION NOTICE

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

(Please read the notes overleaf before completing this Notice.)

Name: ____________________________________________	Date: _____________________________________

Address: __________________________________________	Tel No: ____________________________________

*Euroclear/Clearstream Account No.: _____________________	Fax No: ____________________________________

(*delete as appropriate)

Signature1  :

________________________________

To:	The Bank of New York Mellon, London Branch as Principal Agent
Fax: +44 207 964 7294
Attn: Les Cummings / Mark Sellen

Cc:	The Bank of New York Mellon, Hong Kong Branch
Fax: +852 2295 3283
Attn: Global Corporate Trust

Cc:	China Architectural Engineering, Inc. (the “Issuer”)

I/We, being the holders of the Bonds specified below, hereby irrevocably elect to convert such Bonds into fully-paid shares of common stock (the “Shares”) with a par value of US$0.001 each of the Issuer in accordance with the terms and conditions of the Bonds. I/We hereby confirm I/We have paid that all stamp, issue, documentary, transfer, registration, exercise or other taxes or duties (if any) (other than any amounts payable by the Issuer in accordance with the Conditions) which I/We am/are required to pay in accordance with the Conditions (including without limitation, Condition 6(B)(ii)).

1              Total principal amount, number and identifying numbers of Bonds to be converted:

Total principal amount:  ______________________________________________________________________________

Total number of Bonds: ______________________________________________________________________________

Identifying numbers of Bonds (if relevant)*: _______________________________________________________________

[1]
Where the Bonds to be converted are evidenced by the Global Certificate, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the beneficial owner of the Bonds to be converted that the information in the Conversion Notice is true and accurate on delivery. If applicable, a corporation should sign under hand by an authorised official who must state his/her capacity and print the name of the relevant corporation.

Amended and Restated
Paying and Conversion
Agency Agreement

Identifying numbers of Certificates deposited in respect of Bonds to be converted (if relevant)*: .

____________________________________________________________________________________

N.B. If necessary, the identifying numbers of Bonds and Certificates can be attached separately.

* Not required for Bonds represented by a Global Certificate

2	Name(s) and address(es) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name: ___________________________________________________________________________________________

Address: _________________________________________________________________________________________

Telephone Number: _________________________________________________________________________________

Fax Number: _______________________________________________________________________________________

3
I/We hereby request that the certificates for the Shares together with any other securities, property or cash, including any United States dollar cheque in respect of payment of an Equivalent Amount pursuant to Condition 6(B)(iii) required to be delivered upon conversion, be despatched (at my/our risk and expense) to the person whose name, contact person, telephone numbers, fax number and address is given below and in the manner specified below:

Name:	______________________

Contact Person:	______________________

Address:	______________________

______________________

______________________

Account No.:	______________________

Account Name:	______________________

Telephone Number/Fax Number:	______________________

Manner of despatch:	______________________

The Certificate in respect of the Bonds converted hereby accompanies this Conversion Notice.*

Name:	______________________

Address:	______________________

______________________

______________________

* Not required for Bonds represented by the Global Certificate.
Amended and Restated
Paying and Conversion
Agency Agreement

4	The Issuer has notified the Conversion Agents that the Issuer’s register of shareholders will be closed on the following dates:

______________________________

______________________________

N.B.

(i)	This Conversion Notice will be void unless the introductory details and Sections 1 to 4 are completed.

(ii)
Your attention is drawn to Condition 6(B)(ii) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.

(iii)
Despatch of share certificates or other securities or property will be made at the risk and expense of the converting Bondholder and the converting Bondholder will be required to submit any necessary documents required in order to effect despatch in the manner specified.

(iv)
If a retroactive adjustment contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash or, as the case may be, Equivalent Amount previously issued pursuant to the relevant Conversion Notice.

For Agent’s use only:

1	(A)	Bond conversion identification reference:

(B)	Deposit Date: _____________

(C)	Conversion Date: __________

2	(A)	Aggregate principal amount of Bonds in respect of which Certificates have been deposited for conversion:

(B)	Conversion Price on Conversion Date:

(C)	Number of Shares issuable:

3	(if applicable) amount of cash payment due to converting Bondholder under Condition 6(A)(ii) in respect of fractions of Shares: _________
_________________________

The Conversion Agent must complete items 1, 2 and (if applicable) 3.
Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT B
CONVERSION AGENT NOTIFICATION

Form of notification to be sent by facsimile transmission by an Agent to the Issuer, and, if different, the Principal Agent - see Clause 6.4(c)(i).

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

To:	China Architectural Engineering, Inc. (the “Issuer”) (Attention: Ken Yi Luo)

To:	Principal Agent (Attention: Global Corporate Trust)

Bonds conversion identification reference: ......../ China Architectural Engineering, Inc. 12% Convertible Bonds due 2011/.........

(A)

(B)

(C)

(D)

(E)

(F)

(G)

(H)

Regards

[name of agent]

[Identifying symbol and number]

Explanation

Against the letters (A) to (H) inclusive will be inserted the following information with respect to the relevant Conversion Notice:

(A)	=	name and address of converting holder of the Bonds or accountholder of Euroclear or Clearstream or other clearing system in which the Bond is held at such time;

(B)	=	total number of Bonds in respect of which a Certificate has been deposited by the same holder of the Bonds;

Amended and Restated
Paying and Conversion
Agency Agreement

(C)	=	identifying numbers of the Bonds;

(D)	=	number of Shares (excluding fractions) issuable to such holder of the Bonds;

(E)	=	name(s) and address(es) of person(s) in whose name(s) the Shares issuable upon conversion are to be registered;

(F)	=	(if applicable) amount of cash payment due to converting holder of the Bonds in respect of fractions of Shares;

(G)	=	the Deposit Date, the Conversion Date and the Conversion Price in respect of the conversion; and

(H)	=	name and address of person to whom, and the manner in which, share certificates, in which case a duly completed Delivery Instruction is attached hereto, etc. and, if applicable, a cheque in respect of an Equivalent Amount pursuant to Condition 6(B)(iii) are to be despatched.

Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT C
NOTIFICATION FROM ISSUER

Form of notification to be sent by facsimile transmission by the Issuer to the Agent which has sent the relevant Conversion Notice - see Clause 6.5.

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

To:	The Bank of New York Mellon, London Branch as Agent

Cc:	[	]
	Fax: [	]

To:	[	]	(attention:	[	])

	[	]	(attention:	[	])

Bond conversion identification reference

(A)

(B)	(i)

(ii)

(iii)

(C)

(D)

Regards

China Architectural Engineering, Inc.

Explanation

Against the letters (A) to (D) inclusive will be inserted the following information with respect to the delivery of Shares upon conversion:
(A)	=	the identification code and number of the Agent who forwarded the copy of the Conversion Notice in respect of the Bonds that have been converted;

(B)	=	(i) the number of Shares delivered upon conversion;

Amended and Restated
Paying and Conversion
Agency Agreement

(ii) the amount of cash paid under Condition 6(A)(ii) in respect of fractions of Shares; and;

(iii) the amount of any other cash (including any Equivalent Amount) received upon conversion.

(C)	=	the date on which the certificate or certificates for Shares and any securities, property or cash were made available for collection;

(D)	=	if applicable, the name and address of the person to whom or to whose order the certificate or certificates for Shares and/or cash. if any, were despatched and the address to which and the manner in which they were despatched.

Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT D
REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF BONDS

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

1.	Each Bond shall be in the denomination of US$1,000. Certificates, each evidencing entitlement to one (1) or more Bonds, shall be issued in accordance with the Conditions.

2.
The Bonds are transferable by execution of the form of transfer on each Certificate endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two (2) of its officers duly authorised in writing. In this Exhibit, “transferor” shall, where the context permits or requires, include joint transferors and be construed accordingly.

3.
The Certificate issued in respect of the Bond to be transferred must be delivered for registration to the office of a Transfer Agent or the Registrar accompanied by such other evidence (including certificates and/or legal opinions) as the Transfer Agent or the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Bond and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Bond shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or Registrar may require.

4.
The executors or administrators of a deceased holder of Bonds (not being one (1) of several joint holders) and, in the case of the death of one (1) or more of joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Issuer as having any title to such Bonds.

5.
Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Transfer Agent or the Registrar shall require (including certificates and/or legal opinions), be registered himself as the holder of such Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Bonds. The Issuer and the Agents or Registrar may retain any amount payable upon the Bonds to which any person is so entitled until such person shall be so registered or shall duly transfer the Bonds.

6.	Unless otherwise requested by him and agreed by the Issuer, a holder of Bonds shall be entitled to receive only one (1) Certificate in respect of his holding.

7.
The joint holders of a Bond shall be entitled to one (1) Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

8.
The Issuer, the Registrar and the Transfer Agents shall make no charge to the holders for the registration of any holding of Bonds or any transfer of Bonds or for the issue of any Certificates or for the delivery of Certificates at the specified office of the Agent to whom the request for registration, transfer or delivery was delivered or by uninsured post to the address specified by the holder. If any holder entitled to receive a Certificate wishes to have it delivered to him otherwise than at the specified office of such Agent or the Registrar, such delivery shall be made upon his written request to such Agent or the Registrar, at his risk and (except where sent by uninsured post to the address specified by the holder) at his expense.

Amended and Restated
Paying and Conversion
Agency Agreement

9.
Each Transfer Agent will within five (5) Business Days of a request to effect a transfer of a Bond (or within twenty-one (21) days if the transfer is of a Bond represented by the Global Certificate) deliver at its specified office to the transferee or despatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Certificate in respect of the Bond or Bonds transferred. In the case of a transfer, conversion or redemption of fewer than all the Bonds in respect of which a Certificate is issued, a new Certificate in respect of the Bonds not transferred, converted or redeemed will be so delivered to the holder to its address appearing on the register of holders of Bonds.

10.
Notwithstanding any other provisions of this Agreement, the Registrar shall register the transfer of any Bond only upon presentation of an executed and duly completed form of transfer substantially in the form set forth in the Form of Certificate for Definitive Bonds in Schedule 1 to the Trust Deed or the Form of Global Certificate in Schedule 2 to the Trust Deed together with any other documents thereby required.

11.	The Registrar and Transfer Agents may promulgate any other regulations that they may deem necessary for the registration and transfer of the Bonds.

Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT E
FORM OF BONDHOLDER REDEMPTION NOTICE

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

[In the case of facsimile transmission

To:	[●]

Cc:	[	]
	Fax: [	]

By depositing this duly completed Bondholder Redemption Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are represented by the Certificate surrendered with this Bondholder Redemption Notice and referred to below irrevocably exercises its option to have such Bonds redeemed on [  ] under Condition [9(D) / 9(E) / 9(F)] *  of the Bonds.

This Bondholder Redemption Notice relates to Certificates representing Bonds in the aggregate principal amount of US$____________ The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned (Note 1) to the undersigned under Clause 7.4 of the Paying and Conversion Agency Agreement entered into by the Issuer in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.

Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.

Dated:

Signature:

Name:
_______________________
* Delete as applicable.

Amended and Restated
Paying and Conversion
Agency Agreement

[To be completed by recipient Agent]

Received by: ___________________________________

[Signature and stamp of Agent]

At its office at: __________________________________

On: ___________________________________________

Notes:

(1)	Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.

(2)	This Bondholder Redemption Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)
The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them unless the loss or damage was caused by the fraud or gross negligence of such Agent or its directors, officers or employees or agents.

Amended and Restated
Paying and Conversion
Agency Agreement

EXHIBIT F
FORM OF BONDHOLDER’S TAX ELECTION NOTICE

CHINA ARCHITECTURAL ENGINEERING, INC.
US$20,000,000 12% CONVERTIBLE BONDS DUE 2011

By depositing this duly completed Bondholder’s Tax Election Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are surrendered with this Notice and referred to below irrevocably exercises its option under Condition 9(C) of the Bonds not to have such Bonds redeemed on the Tax Redemption Date under Condition 9(C)(i) of the Bonds.

This Notice relates to Bonds in the aggregate principal amount of US$____________ The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned(1) to the undersigned under Clause 7.3 in Exhibit F of the Paying and Conversion Agency Agreement entered into by the Issuer in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.

Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.

Dated:   Signature:

Name:

[To be completed by recipient Agent]

Received by: ___________________________________

[Signature and stamp of Agent]

At its office at: __________________________________

On: ___________________________________________

Notes:

(1)	Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.

(2)	This Bondholder’s Tax Election Notice is not valid unless all of the paragraphs requiring completion are duly completed.

Amended and Restated
Paying and Conversion
Agency Agreement

(3)
The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them unless the loss or damage was caused by the fraud or negligence of such Agent or its directors, officers or employees or agents.

Amended and Restated
Paying and Conversion
Agency Agreement